EXHIBIT 10.2

                                 E-NITED
                           business solutions

                           SUPPLIER AGREEMENT


     This Supplier Agreement (this "Agreement") is made by and between e-NITED business solutions, a division of United Stationers Supply Co. an Illinois corporation having a principal place of business at 2200 East Golf Road, Des Plaines, Illinois 60016-1267 ("United" or "Supplier"), and N-Gen Solutions, d/b/a Learning Wire.com, a Delaware corporation having a principal place of business at 8245 West I-25 Frontage Road, Suite #4, Erie, Colorado 80516 ("Reseller"), and shall be effective as of this 8th day of February, 2000 ("Effective Date").

     WHEREAS, Supplier is the wholesale distributor of certain products, including office supplies, computer consumables, and cleaning supplies;

     WHEREAS, Reseller owns and operates one or more Internet web sites having the URL www.learningwire.com (collectively, the "Web Site") wherein Reseller displays and makes available for sale certain consumer products; and

     WHEREAS, Reseller desires to sell Supplier's products that are listed on Supplier's Electronic Catalog Database (provided under separate cover) to Reseller's Consumers (the "Consumers"), and Supplier wishes to fulfill Consumer orders for the Products by delivering such to the Consumers.

     NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. PURCHASE OF PRODUCTS. The Parties agree that Consumers shall order Products directly from the Web Site and Reseller shall act as the merchant and collect all payments for the Products from the Consumers. According to the terms and conditions set forth herein, Reseller shall purchase from Supplier the Products ordered by Consumer and Supplier shall be responsible for fulfilling such Consumer orders by delivering the Products to the Consumer.

     2. PRICING. Except as otherwise provided in this Agreement, initial pricing terms for each Product will be provided via Price File Download and are subject to change. The Parties agree that Supplier may change prices from time to time, without notice. Pricing updates will become effective immediately. Reseller should download pricing updates daily from the FTP (File Transfer Protocal) site of Supplier. The Parties agree that pricing for the Products is based upon the assumption that Reseller will work diligently and exert all reasonable efforts to market and to create significant sales opportunities for office supply products online through telemarketing, direct sales, and mailings. Reseller may refuse to sell, or discontinue, the sale of any Product in its sole discretion. Reseller is responsible for setting its own prices for the sale of each product to Consumers.

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     3.   RESELLER ORDERS.  The Parties agree that an integrated electronic data interchange system (the "EDI system") will be used as the primary method of order processing. Supplier may add a handling charge of $2.50 per order to any order which does not comply with electronic order provisions of the Terms of Sale ("Exhibit A"). In the event of its electronic systems failure, Supplier shall accept and process telephone and fax orders.

     Supplier shall assign, via postal zip code, all orders received from Reseller to the nearest United shipping facility. All orders received into Supplier's system by 2pm local time in the time zone of the assigned shipping facility will be shipped from Suppliers facility on the same day, but in the event Supplier's initially assigned facility cannot complete or fulfill the order, Supplier's system will search the next closet facility and ship the Products to the Consumer on the same day the order is received, assuming that the item is available in stock. An order which is improperly transmitted or an order for out of stock merchandising is automatically cancelled.

     In the event Supplier believes that it cannot fulfill, either in whole or in part, a Consumer's order for a Product, Supplier shall notify Reseller within 2 hours of receipt of such order from Reseller of Supplier's inability to deliver the ordered Product(s) to the Consumer and such order for an out of stock item will be deemed cancelled. Reseller will be responsible for notifying Consumer.

     4. DISTRIBUTION/DELIVERY. Supplier shall use its nation-wide express delivery system to deliver Products to the Consumer. Reseller agrees that all shipments from Supplier to Consumer may bear Reseller's indicia including, but not limited to, Reseller's trademarks, trade names, logos and any source identifiers Reseller may adopt from time to time and Reseller hereby grants Supplier a limited license to use Reseller's indicia for such shipments.

     5. PAYMENT/ADJUSTMENTS. Reseller shall pay Supplier for Products ordered, handling charges, and shipping fees in accordance with the terms and conditions of Exhibit B.

     6. RETURNS. All requests for Product returns, repairs, or replacements shall be directed to Reseller and shall be subject to Reseller's return policy. All requests for Product returns to Supplier are subject to the terms and conditions in Exhibit B and must include a Return Authorization Number provided by United.

     7. OWNERSHIP OF INFORMATION. Reseller shall own all information concerning or relating to a specific Consumer who completes an online order form to Reseller from the Web Site (the "Consumer Information"). The Parties hereby acknowledge and agree that Reseller may provide Consumer Information to Supplier and notwithstanding the provisions contained in this Paragraph 7, nothing shall prevent Supplier from using, collecting, compiling, storing, or selling Aggregate Consumer Information derived form the Consumer Information. For the purposes of this Agreement, "Aggregate Consumer Information" includes, but is not limited to, information constituting or descriptive of demographics, habits, usage patterns, preferences, survey data, or any other Product-related, non-personal information (i.e., information which does not allow Supplier to identify the individual Consumer) of one or more Consumers.

     8. LIMITED WARRANTY. Each Party represents and warrants that: (a) it has all necessary authority to enter into this Agreement and (b) the rights it has granted hereunder do not breach any other agreement to which it is a Party or by which it is bound. Reseller

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acknowledges that the Products are distributed by Supplier and not manufactured by Supplier, but are manufactured by entities for whom Seller acts as a distributor and/or reseller. Furthermore, this limited warranty and any liability hereunder shall not exceed the warranty provided by the manufacturer of the Products. ALL WARRANTIES FOR THE PRODUCTS ARE SUBJECT TO AND LIMITED BY AND TO ANY WARRANTIES PROVIDED BY THE MANUFACTURER(S) OF ANY OF THE PRODUCTS. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXCEPT THOSE, IF ANY, SUPPLIED BY THE MANUFACTURER OF THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. This is a limited warranty and supersedes all other warranties. The remedies provided herein are the Reseller's exclusive remedies for breach of this warranty and shall be the sole liability of Supplier for a breach of this warranty. IN NO CASE SHALL SUPPLIER BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT, OR ANY OTHER LEGAL THEORY; INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF SAVINGS OR REVENUES, LOSS OF USE OF ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF ANY SUBSTITUTE EQUIPMENT, FACILITIES OR SERVICES, DOWNTIME, THE CLAIMS OF THIRD PARTIES, INCLUDING CONSUMERS OR SUPPLIERS, AND INJURY TO PROPERTY.

     9. INDEMNITY. Reseller shall indemnify and hold Supplier harmless from any and all liabilities, damages, and expenses of any nature, including reasonable attorneys fees and costs, arising out of or relating to any action instituted by either Reseller or any third party for Reseller's breach or alleged breach of representations and warranties, omissions, or misrepresentations regardless of the form of action. Reseller shall indemnify and hold Supplier harmless from any and all liabilities, damages and expenses of any nature, including reasonable attorneys fees and costs, for claims alleged against Supplier based on improper use or misuse of Reseller's trademarks, trade names, or logos as specified in this Agreement.

     10. CONFIDENTIAL INFORMATION. Each party acknowledges and agrees that any information relating to the other Party's business, products, or methods of operation, which is not generally known to the public, is confidential and proprietary information of the other Party (the "Confidential Information"). Each Party agrees that it shall not disclose Confidential Information in order to perform its obligations under this Agreement. Each Party agrees that it shall not use Confidential Information of the other Party except to perform its obligations under this Agreement. The foregoing obligations shall not apply to Confidential Information that (a) is or becomes part of the public domain through no fault of the receiving party; (b) is lawfully received from a third party without an obligation of confidentiality; (c) is independently developed by the receiving party without reference to the Confidential Information of the other party; or (d) is required to be disclosed by applicable law. Notwithstanding the foregoing, each party may request and receive approval in writing from the other party to disclose to the public that it has entered into an agreement with the other party (without disclosing pricing and other nonpublic details), and that the Products are being sold on the Web Site.

     11. TERM AND TERMINATION. This Agreement is effective for one (1) year from the Effective Date (the "Term") unless sooner terminated by either Party with ninety (90) days prior written notice to the other Party. This Agreement shall automatically renew for one (1)

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additional year, unless ninety (90) days prior to the expiration of any
Term, notice of election not to renew is provided in writing by either Party to the other Party.

     12.  MISCELLANEOUS.

          a. INDEPENDENT PARTIES. The relationship between Supplier and Reseller is, and at all times shall remain, solely that of independent parties, and shall not be, or construed to be a joint venture, partnership, fiduciary, or other relationship of any nature.

          b. NOTICES. Any notice, report, or statement required or permitted under this Agreement will be considered to be given or transmitted when sent by certified mail, postage prepaid, addressed to the Party for whom it is intended at its address of record; by facsimile, which notice will be effective on computer confirmation of receipt; or by courier or messenger service, which notice will be effective on receipt by recipient as indicated on the courier's receipt. The record addresses of the Parties are as follows:

               e-NITED business solutions
               898 Carol Court
               Carol Stream, IL 60188-9048
               Attention:  Mark D'Annunzio

               With a copy to the Attention:  General Counsel

               United Stationers Supply Co.
               2200 East Golf Road
               Des Plaines, IL 60016-1267

               Reseller:  N-Gen Solutions.com
               8245 W. I.-25, Frontage Rd. #4
               Erie, CO 80516
               Attention:  Joe Ford

          c. AMENDMENT. This Agreement may be supplemented, amended, or modified only by the mutual agreement of the Parties. No supplement, amendment, or modification of this Agreement will be binding unless it is in writing and signed by both Parties.

          d. NO WAIVER. No waiver of a breach, failure of any condition, or any rights or remedy contained in or granted by this Agreement will be effective unless it is in writing and signed by the Party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor will any waiver constitute a continuing waiver unless the writing so specifies.

          e. ATTORNEY FEES. In any litigation, arbitration, or other proceeding by which one Party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing Party will be awarded reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

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          f.   GOVERNING LAW.  This Agreement, and any dispute arising from the relationship between the Parties to this Agreement, shall be governed and determined by Illinois State law. Any dispute that arises under or relates to this Agreement (whether contract, tort, or both) shall be resolved in state or federal court in Chicago, Illinois, and the Parties expressly waive any right they may otherwise have to cause any such action or proceeding to be brought or tried elsewhere. The parties agree that a senior executive of each will meet in person in a good faith attempt to settle any dispute before filing any legal action.

          g. SEVERABILITY. Any provision of this Agreement that in any way contravenes the law or any state or country in which this Agreement is effective will, in that state or country, to the extent the law is contravened, be considered separable and inapplicable and will not affect any other provision or provisions of this Agreement.

          h. ASSIGNMENT. Neither Party shall have the right to assign any of its rights or obligations under this Agreement without the prior written consent of the other Party; except that Supplier shall have the right to assign its rights and obligations, in whole or in part, to any corporation controlled by, controlling or under common control with Supplier or to any third Party which acquires all, or substantially all, of the assets of Supplier.

          i. INTEGRATION. This Agreement, and any and all Exhibits attached hereto and made a part hereof, constitutes the final, complete, and exclusive statement of the terms of this Agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the Parties. No Party has been induced to enter into this Agreement by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Agreement.

          j. INTERPRETATION. This Agreement shall be interpreted in accordance with its plain meaning and shall not be interpreted against the drafting Party.

          k. CAPTIONS. The captions and headings contained in this Agreement are for convenience only and shall not control the meaning, effect, or construction of the Agreement.

          l. INDEPENDENT COUNSEL. All Parties to this Agreement have read the Agreement and have had the opportunity to consult with independent counsel prior to executing the Agreement.

          m. FORCE MAJEURE. Neither Party shall be responsible to the other Party for any failure to comply with the terms of this Agreement due to causes beyond its reasonable control; provided, however, that no such causes shall excuse Reseller from paying amounts due and outstanding to Supplier.

     INTENDING TO BE LEGALLY BOUND, the Parties have executed this Agreement to be effective as of the Effective Date.

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Reseller:                     e-NITED business solutions a division of
N-GEN SOLUTIONS.COM           United Stationers Supply Co.

By:/s/ JOSEPH H. FORD                   By: /s/
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Its: Joseph H. Ford/e-Commerce          Its: V.P., Sales
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Date: February 9, 2000                  Date: 2/11/00
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